UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2023

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 8.01 Other Events.

As previously reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) for Workhorse Group, Inc. (the “Company”), a total of eight substantively similar shareholder derivative actions were originally filed for breach of fiduciary duty and unjust enrichment against Duane Hughes, Steve Schrader, Stephen Fleming, Robert Willison, Anthony Furey, Gregory Ackerson, H. Benjamin Samuels, Raymond J. Chess, Harry DeMott, Gerald B. Budde, Pamela S. Mader, Michael L. Clark and Jacqueline A. Dedo (the “individual defendants”) in state court in Nevada, state court in Ohio, and federal courts in Nevada, Ohio, and California (collectively, the “Shareholder Derivative Litigation”). The Shareholder Derivative Litigation has been consolidated into five separate actions entitled: (i) Workhorse Grp., Inc. S’holder Derivative Litig, Lead Case No. A-21-83688-B (Nev. Dist. Ct.-Clark Cnty.); (ii) Cohen, et. al., v. Hughes, et al., Case No. 2:21-cv-08734-CJC-PVC (C.D. Cal.); (iii) Lomont, et al., v. Hughes, et al., Case No. 2:22-cv-00980-CDS-VCF (D. Nev.); (iv) In re Workhorse Grp. Inc. Derivative Litig., Lead Case No. 2: 21-cv-04202-CJC-PVC (C.D. Cal.); and (v) Abughazaleh, et al., v. Hughes, et al., Case No. A-2203019 (Ohio Ct. Common Pleas – Hamilton Cnty.).

On April 10, 2023, the parties to the Shareholder Derivative Litigation entered into a Stipulation of Settlement (the “Stipulation”) for the proposed settlement of the Shareholder Derivative Litigation. The proposed settlement of the Shareholder Derivative Litigation was filed in the Eighth Judicial District Court of the State of Nevada in and for Clark County (the “Court”) and is subject to final approval by the Court.

Subject to final approval of the settlement by the Court, and in exchange for a release of all derivative claims and dismissal with prejudice of the Shareholder Derivative Litigation, the Company has agreed to implement certain corporate governance reforms as set forth in Exhibit A to the Stipulation and the individual defendants have agreed to cause a cash payment to the Company of $12.5 million funded from the Company’s D&O liability insurance policies.

On April 21, 2023, the Court entered a Scheduling Order with Respect to Notice and Settlement Hearing (the “Scheduling Order”), and set a final settlement approval hearing for June 21, 2023, at 10:00 a.m. PDT.

The foregoing summary description of the Stipulation is qualified in its entirety by the full text of the Stipulation, including all exhibits thereto, a copy of which is filed herewith as Exhibit 99.1. A copy of the Notice of Pendency of Settlement of Derivative Litigation (“Notice”) is attached to this Current Report on Form 8-K as Exhibit 99.2. The Stipulation and Notice are also available on the Company’s Investor Relations page of the Company’s website at https://ir.workhorse.com/. Other information contained in or accessible through the Company’s website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

Use of Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the Stipulation resolving the Shareholder Derivative Litigation; (ii) the ability to secure approval of the proposed settlement from the Court and to satisfy all conditions of the proposed settlement; and (iii) other statements that are not historical facts, constitute forward looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Stipulation not having the expected impact, including resolving the Shareholder Derivative Litigation; (b) the proposed settlement requiring more activity or expense than expected; (c) the defendants’ ability to overcome any objections or appeals regarding the proposed settlement; and (d) satisfactory resolution of any future litigation or other disagreements with others. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in the Company’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including the Company’s annual report on Form 10-K for the year ended December 31, 2022 and future filings and reports by the Company. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Stipulation of Settlement, dated April 10, 2023
99.2	Notice of Pendency of Settlement of Derivative Litigation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 1, 2023	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary